As filed with the Securities and Exchange Commission on June 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEALTH BIOTHERAPEUTICS CORP

(Exact name of registrant as specified in its charter)

N/A

(Translation of Registrant’s Name into English)

Cayman Islands	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Stealth BioTherapeutics Corp

c/o Intertrust Corporate Services (Cayman) Limited

One Nexus Way, Camana Bay

Grand Cayman

KY1-9005 Cayman Islands

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stealth BioTherapeutics Inc.

140 Kendrick Street

Needham, MA 02494

(617) 600-6888

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholder is not soliciting offers to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE 3, 2022

Up to 3,684,799 American Depositary Shares

Representing 44,217,588 Ordinary Shares

This prospectus relates to the resale, by the selling shareholder identified in this prospectus, or the Selling Shareholder, of up to 44,217,588 ordinary shares, with a nominal or par value of $0.0003 per share, or Ordinary Shares represented by 3,684,799 American Depositary Shares, or ADSs, issuable upon exercise of a warrant, or the Warrants, exercisable commencing October 13, 2022 at an exercise price of $0.6269 per ADS.

The Selling Shareholder is identified in the table on page 20. No ADSs are being registered hereunder for sale by us. While we will not receive any proceeds from the sale of the Ordinary Shares represented by ADSs by the Selling Shareholder, we will receive proceeds from the exercise of any Warrants for cash. The exercise price of the Warrants is $0.6269 per ADS. See “Use of Proceeds.” The Selling Shareholder may sell all or a portion of the Ordinary Shares represented by ADSs from time to time in market transactions through any market on which our ADSs are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

The ADSs, each representing 12 Ordinary Shares, are listed on the Nasdaq Global Market, or Nasdaq, under the trading symbol “MITO.” The closing price of our ADSs on Nasdaq on June 2, 2022 was $0.2521 per ADS. There is no established market for the Warrants.

We are an “emerging growth company” and a “foreign private issuer”, each as defined under federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary-Implications of Being an Emerging Growth Company” and “Prospectus Summary-Implications of Being a Foreign Private Issuer” for additional information.”

Investing in the ADSs involves a high degree of risk. See the “Risk Factors” section beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2022

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained in this prospectus. Neither we nor the selling shareholder have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of Ordinary Shares represented by ADSs. Our business, financial condition, results of operations and prospects may have changed since that date.

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

For investors outside the United States: Neither we nor the selling shareholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the purchase and sale of the Ordinary Shares represented by ADSs and the distribution of this prospectus outside of the United States.

Cautionary NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, statements about:

•	our plans to develop and commercialize elamipretide, SBT-272, SBT-550 series and our other product candidates, and to identify additional product candidates;
•	ongoing and planned clinical trials and preclinical studies for our product candidates, including the timing of initiation of these trials and studies and the timing of the anticipated results;
•	our plans to possibly enter into collaborations for the development of product candidates and the potential benefits of any collaboration;
•	the timing of anticipated regulatory filings, meetings with regulatory agencies or regulatory approvals and plans and expectations for expedited regulatory review for our product candidates;
•	the potential advantages and clinical utility of our product candidates;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	our intellectual property position and strategy;
•	our estimates regarding the potential market opportunity for our product candidates; our expected use of proceeds from this offering; and
•	our estimates regarding expenses, future revenue, capital requirements, sufficiency of our current cash and cash equivalent and our need for and ability to obtain additional funding.

These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements in this prospectus and the information incorporated by reference herein, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make. Except as context otherwise requires, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus and the information incorporated by reference herein includes statistical and other industry and market data, which we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies, reports and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements incorporated by reference or included elsewhere in this prospectus. It does not contain all of the information that you should consider in making your investment decision. Before investing in the Ordinary Shares represented by ADSs, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes incorporated by reference or included elsewhere in this prospectus. You should also consider, among other things, the matters described under “Risk Factors” beginning on page [•]. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Stealth,” “the Company,” “we,” “us” and “our” refer to Stealth BioTherapeutics Corp and its consolidated subsidiaries, or any one or more of them as the context may require.

Overview of Stealth BioTherapeutics Corp

We are a clinical-stage biotechnology company focused on the discovery, development and commercialization of novel therapies for diseases involving mitochondrial dysfunction. Mitochondria, found in nearly every cell in the body, are the body’s main source of energy production and are critical for normal organ function. Dysfunctional mitochondria characterize a number of rare genetic diseases and many common age-related diseases, leading to devastating cardiac, ophthalmic and neurological symptoms. We believe our product candidates have significant potential to treat the cardiac, ophthalmic and neurological symptoms of both rare genetic and common age-related mitochondrial diseases. Our mission is to be the leader in mitochondrial medicine, and we have assembled a highly experienced management team, board of directors and group of scientific advisors to help us achieve this mission.

Our first clinical product candidate, elamipretide, is a small peptide that targets and binds reversibly to cardiolipin, an essential structural element of mitochondria, stabilizing the inner mitochondrial membrane under conditions of oxidative stress. This novel mechanism of action has shown potential clinical benefit in both rare genetic and common age-related ophthalmic and cardiac diseases entailing mitochondrial dysfunction. We have exclusive worldwide rights to elamipretide and SBT-20, both of which we licensed from Cornell University and Institut de recherches cliniques deMontréal, in 2006.

We are studying elamipretide in geographic atrophy, an advanced form of dry age-related macular degeneration and primary mitochondrial myopathy due to nuclear DNA. We are also evaluating the potential for additional clinical trials of elamipretide in the following neuromuscular and cardiac diseases in which mitochondrial dysfunction is implicated:

•	Duchenne muscular dystrophy where deficits in dystrophin and associated mitochondrial dysfunction lead to a progressive decline in skeletal and cardiac muscle function; and
•	Barth syndrome, BTHS, where deficits in cardiolipin lead to a progressive decline in skeletal and cardiac muscle function.

Our second clinical product candidate, SBT-272, is a novel peptidomimetic that has been shown to increase adenosine triphosphate production and decrease levels of reactive oxygen species in dysfunctional mitochondria in preclinical studies. We are developing SBT-272 for rare neurological diseases involving mitochondrial dysfunction, with a preliminary focus on amyotrophic lateral sclerosis and frontotemporal lobar degeneration.

We have also discovered and own over 100 compounds, including SBT-272 and the SBT-550 family, that also target the mitochondria and form the basis of our broad proprietary pipeline of mitochondrial-targeted product candidates. We are evaluating compounds in the SBT-550 family for rare neurological indications. In addition, our internal discovery platform has generated a library of over 100 differentiated proprietary compounds which could have clinical benefit for diseases related to mitochondrial dysfunction and from which we plan to designate potential product candidates. We may also utilize certain of these compounds as part of our carrier program, in which they could potentially serve as scaffolds to deliver other beneficial compounds to the mitochondria.

Description of Transaction

On April 10, 2022, we entered into a securities purchase agreement, or the Securities Purchase Agreement, with the selling shareholder identified in this prospectus, or the Selling Shareholder pursuant to which we agreed to issue and sell in a registered direct offering an aggregate of 5,583,028 ADSs at a purchase price of $0.6269 per ADS. The ADSs were offered by the us pursuant to an effective registration statement on Form F-3, which was originally filed with the Securities and Exchange Commission, or the SEC on April 2, 2020 and was declared effective on April 10, 2020 and a prospectus supplement thereunder.

Pursuant to the Securities Purchase Agreement, in a concurrent private placement, we also agreed to issue and sell to the Selling Shareholder an unregistered warrant to purchase up to 44,217,588 Ordinary Shares in the form of 3,684,799 ADSs, or the Warrant. The Warrant will be exercisable commencing on October 13, 2022, or the Initial Exercise Date, at an exercise price of $0.6269 per ADS and will expire on the five-year anniversary of the Initial Exercise Date.

Pursuant to the terms of Securities Purchase Agreement, we have filed the registration statement of which this prospectus is a part to register for resale under the Securities Act of 1933, or the Securities Act, the Ordinary Shares underlying the Warrant in the form of ADSs. We will not receive any proceeds from the sale of the Ordinary Shares represented by ADSs by the Selling Shareholder, we will receive proceeds from the exercise of any Warrants for cash.

Our Corporate Information

We were incorporated in April 2006 under the name of Stealth Peptides International Inc as an exempted company incorporated with limited liability under the laws of the Cayman Islands, and we changed our name in June 2015 to Stealth BioTherapeutics Corp. Our registered office is located at c/o Intertrust Corporate Services (Cayman) Limited, One Nexus way, Camana Bay, Grand Cayman, KY1-9005 Cayman Islands. Our agent for service of process in the United States is Stealth BioTherapeutics Inc. (“Stealth Delaware”), and the executive offices of Stealth Delaware are located at 140 Kendrick Street, Needham, MA 02494, and the telephone number there is (617) 600-6888.

Our website address is www.stealthbt.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

“Stealth BioTherapeutics,” the Stealth BioTherapeutics logo and our other trademarks or service marks appearing in this prospectus are the property of Stealth BioTherapeutics or our subsidiaries.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus beginning on page 12 of this prospectus. These risks include, but are not limited to, the following:

•

We will need substantial additional funding. If we are unable to raise capital when needed, we will be forced to delay, reduce or eliminate our research and drug development programs or commercialization efforts. If we do raise additional capital, it may cause dilution to our shareholders.

•	Based on our cash balances, recurring losses and our projected spending in 2022, there is a substantial doubt about our ability to continue as a going concern.
•

We have incurred significant losses since inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability. As of March 31, 2022, we had an accumulated deficit of $616.1 million.

•

We depend heavily on the success of our clinical product candidates, and we cannot be certain that we will receive regulatory approval for any of our product candidates or if we will successfully commercialize any of our product candidates even if we receive such regulatory approval. If the U.S. Food and Drug Administration does not accept or approve our New Drug Application, or NDA, for our most advanced product candidates, it may require that we conduct additional clinical, nonclinical or manufacturing validation studies and submit that data before it will reconsider our applications.
•	Our approach to the discovery and development of product candidates that target mitochondria is unproven, and we do not know whether we will be able to develop any products of commercial value.
•

If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

•

We expect to depend on third parties for the development, marketing and/or commercialization of our product candidates in some cases. If those collaborations are not successful, we may not be able to capitalize on the market potential of our product candidates.

•

We hold exclusive licenses from the Cornell Research Foundation, or Cornell, and the Institut de recherches cliniques de Montréal for our lead clinical-stage product candidate elamipretide. If these third parties terminate their agreements with us, our competitive position and our market share will be harmed. For example, our license agreement with Cornell required us to commercialize a product by December 31, 2020, subject to specified exceptions for causes due to scientific and regulatory events that are common in drug development, and Cornell has the right to terminate the license if we do not comply. We believe that our noncompliance is subject to the named exceptions, and to date we have not received any notice of termination from Cornell.

•

Morningside Venture (I) Investments Limited has a controlling interest in us and is able to control all matters submitted to our shareholders for approval that require an ordinary resolution or special resolution, as well as our management and affairs.

•

As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and Nasdaq Stock Market, and corporate governance rules and are permitted to file less information with the SEC, than U.S. companies. This may limit the information available to holders of our securities.

•

If we fail to meet the requirements for continued listing on the Nasdaq Global Market or Nasdaq, our ADSs could be delisted from trading, which would decrease the liquidity of our ADSs and our ability to raise additional capital.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•

an exemption from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002 on the design and effectiveness of our internal controls over financial reporting;

•

an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about the company’s executive compensation arrangements; and
•	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a shareholder approval of any golden parachute arrangements.

We may take advantage of these provisions until December 31, 2024 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with a non-affiliate public float in excess of $700 million; or the issuance by us of more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have taken advantage of some reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold securities.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies.

Implications of Being a Foreign Private Issuer

Our status as a foreign private issuer also exempts us from compliance with certain laws and regulations of the SEC and certain regulations of Nasdaq. Consequently, we are not subject to all of the disclosure requirements applicable to companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, our executive officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. Accordingly, there may be less publicly available information concerning our company than there is for U.S. public companies.

In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are non-accelerated filers are required to file their annual report on Form 10-K within 90 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information.

We may take advantage of these exemptions until such time as we no longer qualify as a foreign private issuer. In order to maintain our current status as a foreign private issuer, either a majority of our Ordinary Shares must be directly or indirectly owned of record by non-residents of the United States, or a majority of our executive officers or directors may not be United States citizens or residents, more than 50% of our assets cannot be located in the United States and our business must be administered principally outside the United States.

The Offering

This prospectus relates to the resale of 44,217,588 Ordinary Shares underlying the Warrant in the form of 3,684,799 ADSs by the Selling Shareholder. The Selling Shareholder may sell its ADSs from time to time at prevailing market prices. We will not receive any proceeds from the sale of the Ordinary Shares represented by ADSs by the Selling Shareholder. However, we will receive cash proceeds equal to the exercise price paid upon exercise of the Warrant for cash.

Securities offered by the selling shareholder	3,684,799 ADSs (representing 44,217,588 Ordinary Shares) deliverable upon exercise of the Warrant

ADSs to be outstanding	30,893,334 ADSs (with each ADS representing 12 Ordinary Shares), which assumes the full exercise of the Warrant

Ordinary Shares to be outstanding	926,800,390 Ordinary Shares, which assumes the full exercise of the Warrant

The ADSs

Each ADS represents 12 Ordinary Shares, each with a nominal or par value of $0.0003 per share. You will have the rights of an ADS holder or beneficial owner (as applicable) as provided in the deposit agreement among us, the depositary and holders and beneficial owners of ADSs from time to time. To better understand the terms of our ADSs, see “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which is included as an exhibit to the registration statement of which this prospectus forms a part.

The Warrant	The exercise price of the Warrant is $0.6269 per ADS. The Warrant is exercisable commencing October 13, 2022 and will expire on October 13, 2027.

Depositary	Citibank, N.A.

Use of proceeds

We will not receive any proceeds from the sale of the Ordinary Shares represented by ADSs by the Selling Shareholder. All net proceeds from the sale of Ordinary Shares represented by ADSs covered by this prospectus will go to the selling shareholder. However, we will receive cash proceeds equal to the exercise price paid upon exercise of the Warrant for cash.

We intend to use any proceeds from the exercise of the Warrant to fund the continued clinical development of elamipretide, SBT-272 and SBT-550 series and for working capital and general corporate purposes. See the section of this prospectus titled “Use of Proceeds” for more information.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in the ADSs.

Concentration of Ownership	Following the exercise of the Warrant, Morningside Venture (I) Investments Limited will own 55.5% of our outstanding and issued Ordinary Shares.

Nasdaq Global Market symbol	MITO

The number of Ordinary Shares to be outstanding after the exercise of the Warrant is based on 882,582,802 Ordinary Shares issued and outstanding as of May 31, 2022, which number excludes 2,994,504 Ordinary Shares held as ADSs in a custodial account for settlement of awards under our equity compensation plans, and excluding:

▪	76,718,344 Ordinary Shares issuable upon exercise of share options outstanding, at a weighted-average exercise price of $0.42 per share;

▪

29,898,223 Ordinary Shares reserved for issuance under our 2019 share incentive plan, which plan includes provisions that automatically increase the number of Ordinary Shares reserved for issuance thereunder each year;

▪	15,596,436 Ordinary Shares (equivalent to 1,299,703 ADSs) issuable upon vesting of grants outstanding under our 2020 ADS plan;

▪

15,445,680 Ordinary Shares (equivalent to 1,287,140 ADSs) reserved for issuance under our 2020 ADS plan, which plan includes provisions that automatically increase the number of Ordinary Shares reserved for issuance thereunder each year;

▪

21,814,041 Ordinary Shares reserved for issuance under our 2019 employee share purchase plan, which plan includes provisions that automatically increase the number of Ordinary Shares reserved for issuance thereunder each year;

▪	239,129,521 Ordinary Shares issuable upon exercise of outstanding warrants with a weighted average exercise price equal to $0.10 per share;

Unless otherwise indicated, this prospectus reflects and assumes the following:

▪	no exercise of the outstanding options or warrants described above; and

▪	no purchases of ADSs by our existing shareholders in the exercise of the Warrants.

In addition, the discussion above assumes no additional sales of our Ordinary Shares or ADSs under the purchase agreement, dated June 2, 2020, between Lincoln Park Capital Fund LLC, or Lincoln Park, and us, or the Purchase Agreement, pursuant to which we may sell, at our discretion, up to $20.0 million of our Ordinary Shares from time to time during the 36-month term of the Purchase Agreement. We have also entered into the At The Market Offering Agreement, or ATM Offering Agreement, with H.C. Wainwright & Co., LLC, or Wainwright, pursuant to which we may offer and sell, from time to time through Wainwright, ADSs.

RISK FACTORS

Our business has significant risks. You should consider carefully the risks set forth below and other information in this prospectus, including the information contained under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021 and incorporated herein by reference, before you decide to purchase our securities. These risks and uncertainties are not the only risks and uncertainties we may face. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial could also negatively affect our business, financial condition, results of operations, prospects, profits and share prices. If any of the risks described below actually occur, our business, financial condition, results of operations, prospects, profits and share prices could be materially adversely affected. See also the information contained under the heading “Cautionary Statement Regarding Forward-Looking Statements” included above.

Risks Related to this Offering and Ownership of ADSs

The price of the ADSs has been, and is likely to continue to be, highly volatile, which could result in substantial losses for purchases of ADSs in this offering.

The price of the ADSs has been, and is likely to continue to be, highly volatile. The stock market in general and the market for smaller pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, purchasers of securities sold pursuant to this registration statement may not be able to sell their ADSs at or above the price paid by such purchasers and, as such, they may lose some or all of their investment. The market price for the ADSs may be influenced by many factors, including:

•	our ability to commercialize or obtain regulatory approval for our product candidates, or delays in commercializing or obtaining regulatory approval;
•

announcements relating to our clinical trials, including any periodic updates relating to enrollment of trial subjects, adverse events, site initiation and timing of release of interim analyses and final trial results;

•	commencement or termination of collaborations for our development programs;
•	failure or discontinuation of any of our development programs;
•	results from, or any delays in, clinical trials relating to our product candidates, including our clinical trials for elamipretide;
•	any need to suspend or discontinue clinical trials due to side effects or other safety risks, or any need to conduct studies on the long-term effects associated with the use of our product candidates;
•	manufacturing issues related to our product candidates for clinical trials or future products for commercialization;
•	commercial success and market acceptance of our product candidates following regulatory approval, if obtained;
•	undesirable side effects caused by product candidates after they have entered the market, if approved;
•	ability to discover, develop and, if approved, commercialize additional product candidates;
•	announcements relating to collaborations that we may enter into with respect to the development or, if approved, commercialization of our product candidates;
•	success of our competitors in discovering, developing and commercializing products;
•	any strategic transactions undertaken by us;
•	additions or departures of any of our key personnel;
•	product liability claims related to our clinical trials or product candidates;
•

business disruptions caused by wars or other armed conflicts, geopolitical tensions or trade wars, earthquakes or other natural disasters or a public health crisis (for example, an outbreak of a contagious disease such as COVID-19);

•	disputes concerning our intellectual property or other proprietary rights;
•	U.S. Food and Drug Administration, European Medicines Agency, China’s National Medical Products Administration or other regulatory actions affecting us, our product candidates or our industry;
•	healthcare reform measures in the United States;
•	future sales or issuances of equity or debt securities by us;
•	fluctuations in our operating results;
•	announcement or expectation of additional financing efforts;
•	sales of our Ordinary Shares by us, our insiders or other shareholders;
•	actual and anticipated variations in our results of operations;
•	changes in securities analysts’ estimates or market perception of our financial performance;
•	announcements by us of significant acquisitions, disposals, strategic alliances or joint ventures;
•	market developments affecting us or the markets in which we operate;
•	regulatory or legal developments, including litigation;
•	the operating and share price performance of companies that investors consider to be comparable to us;
•	the depth and liquidity of the market for the ADSs;
•	the release or expiry of lock-up or other transfer restrictions on our Ordinary Shares and ADSs;
•	general economic, political and stock market conditions in the United States and the countries in which we operate and elsewhere in the world; and
•

the other factors described in this “Risk Factors” section and the “Risk Factors” sections of our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which are incorporated by reference herein.

Additionally, in the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us in light of the significant stock price volatility we and other pharmaceutical companies have experienced in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

A significant portion of our total outstanding Ordinary Shares may be sold into the market, which could cause the market price of the ADSs to decline significantly, even if our business is doing well.

Sales of a substantial number of ADSs in the public market could occur at any time. These sales, or the perception in the market that holders of ADSs intend to sell a significant amount of ADSs, could reduce the market price of the ADSs. Assuming the full exercise of the Warrant, we will have 30,893,334 ADSs outstanding, based on the 370,720,008 Ordinary Shares represented by ADSs outstanding as of May 31, 2022. These numbers exclude 2,994,504 Ordinary Shares held as 249,542 ADSs in a custodial account for settlement of awards under our equity compensation plans.

On June 2, 2020, we entered into the Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has committed to purchase up to $20.0 million of our Ordinary Shares. We generally have the right to control the timing and amount of any future sales of Ordinary Shares to Lincoln Park. Sales of Ordinary Shares, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional Ordinary Shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell Ordinary Shares to Lincoln Park, after Lincoln Park has acquired the Ordinary Shares, Lincoln Park may resell all, some or none of those Ordinary Shares at any time or from time to time in its discretion.

On August 6, 2020, we entered into the ATM Offering Agreement with Wainwright pursuant to which we may offer and sell, from time to time through Wainwright, ADSs. We have no obligation to sell any ADSs pursuant to the ATM Offering Agreement.

Sales to Lincoln Park or through Wainwright could result in substantial dilution to the interests of other holders of our Ordinary Shares. Additionally, the sale of a substantial number of Ordinary Shares to

Lincoln Park or through Wainwright, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We have reserved 159,472,724 Ordinary Shares that we may issue under our equity compensation plans. Once registered, these Ordinary Shares in the form of ADSs can be freely sold in the public market upon issuance and once vested, subject to volume limitations applicable to affiliates.

We have broad discretion in the use of the net proceeds from any exercise of the Warrant may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from any exercise of the Warrant and could spend any such proceeds in ways that do not improve our results of operations or enhance the value of our ADSs. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our ADSs to decline and delay the development of our product candidates.

We do not anticipate paying any cash dividends on the ADSs in the foreseeable future. Accordingly, holders of ADSs must rely on capital appreciation, if any, for any return on their investment.

We have never declared nor paid cash dividends on our share capital. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. In addition, the terms of our existing venture loan and security agreement preclude us from paying cash dividends without the consent of our lender. As a result, capital appreciation, if any, of the ADSs will be your sole source of gain for the foreseeable future. However, if we do pay a cash dividend on our Ordinary Shares in the future, we may only pay such dividend out of our profits or share premium (subject to applicable solvency requirements) under Cayman Islands law.

You may experience future dilution in your ownership interest as a result of future equity offerings.

In order to raise additional capital, we may in the future offer ADSs or Ordinary Shares or other securities convertible into or exchangeable for ADSs or Ordinary Shares. We may sell securities in offerings at effective prices that are less than the price paid by purchasers of securities sold pursuant to this registration statement, and investors purchasing securities in the future could have rights superior to existing holders of ADSs.

Morningside Venture (I) Investments Limited has a controlling ownership interest in our Ordinary Shares and the ability to substantially control all matters submitted to shareholders for approval.

As of May 31, 2022, Morningside Venture (I) Investments Limited, or MVIL, beneficially owned 66.8% of our Ordinary Shares. In addition, certain entities associated within MVIL beneficially owned an additional 6.6% of our Ordinary Shares as of May 31, 2022. As a result, MVIL and such entities are able to control all matters submitted to our shareholders for approval that require an ordinary resolution or special resolution, as well as our management and affairs. For example, MVIL would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership control may:

•	delay, defer or prevent a change in control;
•	entrench our management or the board of directors; or
•	impede a merger, consolidation, takeover or other business combination involving us that other shareholders may desire.

MVIL owns a controlling portion of our Ordinary Shares and may have conflicts of interest with us and other shareholders in the future.

The interests of MVIL may not always be consistent with the interests of our company or of our other shareholders. Accordingly, MVIL could cause us to enter into transactions or agreements of which other holders of our Ordinary Shares would not approve or make decisions with which such holders would disagree. Gerald L. Chan, one of our directors, is a co-founder of the Morningside group, a private investment group with venture, private equity and property investments. In addition, Reenie McCarthy, our Chief Executive Officer and a director, served as a member of the investment team at Morningside Technology Advisory, LLC (and affiliates) from 1993 through 2016, and remains a director of Morningside Technology Advisory, LLC, which provides advisory services to entities associated with the Morningside group.

Although Dr. Chan is not an officer, director or employee of MVIL and has neither voting nor dispositive control over the Ordinary Shares held by MVIL and does not otherwise beneficially own such shares, as a result of his ongoing relationship with the Morningside group, transactions between us and MVIL may present an actual or perceived conflict of interest. Similarly, although Ms. McCarthy is not an officer, director or employee of MVIL, and has neither voting nor dispositive control over our Ordinary Shares held by MVIL and does not otherwise beneficially own such shares, as a result of her historic relationship with the Morningside group and her ongoing relationship with Morningside Technology Advisory, LLC, transactions between us and MVIL may present an actual or perceived conflict of interest. Any actual or perceived conflicts of interest may lead Dr. Chan and Ms. McCarthy to recuse themselves from actions of our board of directors with respect to transactions involving MVIL and its affiliates. For example, in a situation in which MVIL is adverse to us, such as if it breaches an agreement with us, a conflict could arise. We may not be able to resolve any potential conflicts, and even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated party.

MVIL is in the business of making investments in companies and could from time to time acquire and hold interests in businesses that compete with us. MVIL may also pursue acquisition opportunities that may be complementary to our business, and as a result, desirable acquisitions that otherwise may have been available to us may not be. So long as MVIL continues to own a significant amount of our equity, it will continue to be able to strongly influence or effectively control our decisions.

If we fail to meet the requirements for continued listing on the Nasdaq Global Market or Nasdaq, our ADSs could be delisted from trading, which would decrease the liquidity of our ADSs and our ability to raise additional capital.

Our ADSs are currently listed for quotation on the Nasdaq Global Market. We are required to meet specified financial requirements in order to maintain our listing on the Nasdaq Global Market.  These requirements include maintaining a minimum bid price of at least $1.00 per share for our ADSs, which is referred to as the Bid Price Rule, maintaining a minimum market value of listed securities, or the MVLS, of $50,000,000 and maintaining a minimum market value of publicly held shares, or the MVPHS, of $15,000,000. On January 4 and 5, 2022, and on February 14, 2022, we received deficiency letters from the Listings Qualifications Department of the Nasdaq Stock Market notifying that we were not in compliance with the Bid Price Rule, the MVLS and the MVPHS, respectively.

We have been provided an initial period of 180 calendar days, for each such deficiency, or until July 5, 2022 and August 10, 2022, to regain compliance with the applicable.  If we do not regain compliance with the Bid Price Rule, MVLS and MVPHS by the applicable compliance date, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would need to transfer the listing of our ADSs to the Nasdaq Capital Market, which may only occur if we meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards of the Nasdaq Capital Market, with the exception of its bid price requirement, or, if we fail to meet its initial listing requirements, the OTC Bulletin Board. Any potential delisting of our ADSs from the Nasdaq Global Market and/or the Nasdaq Capital Market would make it more difficult for our holders of our ADSs to sell our stock in the public market and would likely result in decreased liquidity and increased volatility for our ADSs.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares represented by ADSs by the Selling Shareholder. All net proceeds from the sale of the Ordinary Shares represented by ADSs will go to the Selling Shareholder.

We may receive proceeds from the exercise of the Warrant to the extent the Warrant is exercised. If the Warrant for 44,217,588 Ordinary Shares represented by 3,684,799 ADSs were exercised in full by payment of cash, we would receive aggregate gross proceeds of approximately $2.3 million. We intend to use any proceeds from the exercise of the Warrant to fund the continued clinical development of elamipretide, SBT-272 and SBT-550 series and for working capital and general corporate purposes. Pending use of the net proceeds as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

We can make no assurances that the Warrant will be exercised, or if exercised, the quantity that will be exercised or the period in which such Warrant will be exercised.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our share capital. We intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not intend to pay cash dividends to the holders of our Ordinary Shares for the foreseeable future. In addition, the terms of our existing venture loan and security agreement preclude us from paying cash dividends without the consent of our lender. However, if at any time in the future we do determine to pay a cash dividend on our Ordinary Shares, we will only be able pay such dividend out of our profits or share premium (subject to applicable solvency requirements) under Cayman Islands law.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2022:

•	on an actual basis;
•

on an as adjusted basis giving effect to the sale and issuance of (i) 5,583,028 ADSs representing 66,996,336 Ordinary Shares and a warrant to purchase up to 44,217,588 Ordinary Shares represented by 3,684,799 ADSs for total gross proceeds of approximately $2.8 million, after deducting the placement agent fees and estimated offering expenses payable by us and (ii) 95,712,096 Ordinary Shares and a warrant to purchase up to 63,169,980 Ordinary Shares for an aggregate purchase price of approximately $5.0 million.

You should read this information in conjunction with “Operating and Financial Review and Prospects” and our consolidated financial statements and related notes appearing in our Annual Report on Form 20-F for the year ended December 31, 2021.

	AS OF MARCH 31, 2022
	ACTUAL	ACTUAL AS ADJUSTED
	(in thousands, except share data)
Cash and cash equivalents	$33,834	$41,634
Long-term debt, less current portion	13,782	13,782
Shareholders’ equity:
Ordinary Shares, $0.0003 nominal or par value; 1,600,000,000 shares authorized, 719,647,450 shares issued and outstanding, actual; 1,600,000,000 shares authorized, 882,582,802 shares issued and outstanding, as adjusted	216	265
Additional paid-in capital	563,583	570,123 [1]
Accumulated deficit	(616,116)	(616,116)
Total shareholders’ equity (deficit)	(52,317)	(44,517)
Total capitalization	$(32,265)	$(17,876)
[1]

Reflects the impact of our preliminary accounting conclusion that the Warrant will be classified as a liability and not as equity, related to a provision providing the Selling Shareholder the option to receive cash equal to the fair value of the remaining unexercised portion of the Warrant as cash settlement in the event that there had been a fundamental transaction (contractually defined to include various merger, acquisition or stock transfer activities).  Accordingly, the additional paid-in capital balance, actual as adjusted, includes the proceeds raised, less issuance costs and the preliminary initial warrant liability of $1.2 million. The preliminary initial fair value of the warrant liability was determined using the Black-Scholes pricing model. The preliminary initial fair value of the Warrant and the preliminary accounting conclusion will be finalized in connection with the preparation and issuance of our financial statements as of and for the six months ending June 30, 2022.

The financial information presented above has been prepared by, and are the responsibility of, management. Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to the financial information set forth above. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

The table above is based on 719,647,450 ordinary shares issued and outstanding as of March 31, 2022, which number excludes 3,221,424 ordinary shares held as ADSs in a custodial account for settlement of awards under our equity compensation plans as of that date, and does not include the following as of March 31, 2022:

▪	76,425,695 Ordinary Shares issuable upon exercise of share options outstanding, at a weighted-average exercise price of $0.42 per share;

▪

30,190,871 Ordinary Shares reserved for issuance under our 2019 share incentive plan, which plan includes provisions that automatically increase the number of Ordinary Shares reserved for issuance thereunder each year;

▪	15,720,336 Ordinary Shares (equivalent to 1,310,028 ADSs) issuable upon vesting of grants outstanding under our 2020 ADS plan;

▪

15,548,700 Ordinary Shares (equivalent to 1,295,725 ADSs) reserved for issuance under our 2020 ADS plan, which plan includes provisions that automatically increase the number of Ordinary Shares reserved for issuance thereunder each year;

▪

21,814,041 Ordinary Shares reserved for issuance under our 2019 employee share purchase plan, which plan includes provisions that automatically increase the number of Ordinary Shares reserved for issuance thereunder each year; and

▪	175,959,541 Ordinary Shares issuable upon exercise of outstanding warrants with a weighted average exercise price equal to $0.12 per share.

SELLING SHAREHOLDER

The Selling Shareholder will acquire the Ordinary Shares represented by ADSs being registered for resale pursuant to this prospectus upon exercise of the Warrant. We have agreed to file the registration statement of which this prospectus forms a part to cover the resale of the Ordinary Shares represented by ADSs issuable upon exercise of the Warrant that was sold pursuant to the Securities Purchase Agreement.

We are registering the Ordinary Shares represented by ADSs to permit the Selling Shareholder to resell or otherwise dispose of the Ordinary Shares represented by ADSs in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended).The term “Selling Shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the Selling Shareholder named in the table below. Unless otherwise indicated, to our knowledge, the person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the ADSs set forth opposite their name. Throughout this prospectus, when we refer to the Ordinary Shares represented by ADSs being registered on behalf of the Selling Shareholder, we are referring to the Ordinary Shares represented by ADSs acquired upon exercise of the Warrant, and when we refer to the Selling Shareholder in this prospectus, we are referring to the purchaser of the Ordinary Shares represented by ADSs acquired upon exercise of the Warrant. When we refer to “purchasers,” “you” or “your” we are referring purchaser of ADSs sold by the Selling Stockholder pursuant to this registration statement.

The Selling Shareholder may sell some, all or none of their Ordinary Shares represented by ADSs. We do not know how long the Selling Shareholder will hold the Ordinary Shares represented by ADSs before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale or other disposition of any of the Ordinary Shares represented by ADSs. The Ordinary Shares represented by ADSs covered hereby may be offered from time to time by the Selling Shareholder.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Shareholder. The Selling Shareholder may have sold or transferred some or all of their securities since the date on which the information in the table below is presented. Information about the Selling Shareholder may change over time. The percentage of shares owned after the offering is based on 882,582,802 Ordinary Shares outstanding as of May 31, 2022.

Name of Selling shareholder	Shares Beneficially Owned Prior to Offering(1)		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering(2)
	Number	Percentage		Number	Percentage
Armistice Capital Master Fund Ltd.(3)	44,217,588(4)	5.0%	44,217,588	0	0%

(1) The shares beneficially owned prior to the offering are comprised of 0 Ordinary Shares owned outright and 44,217,588 Ordinary Shares issuable upon the exercise of the Warrants. This figure assumes the exercise of the Warrant in full by the Selling Shareholder. Such exercise is limited by certain beneficial ownership limitations described in footnote 4 below.

(2) We do not know when or in what amounts the Selling Shareholder may offer Ordinary Shares for sale. The Selling Shareholder might not sell any or might sell all of the Ordinary Shares offered by this prospectus. Because the Selling Shareholder may offer all or some of the Ordinary Shares pursuant to this registration statement, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Ordinary Shares, we cannot estimate the number of the Ordinary Shares that will be held by the Selling Shareholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Ordinary Shares covered by this prospectus will be held by the Selling Shareholder.

(3) The Ordinary Shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC, or Armistice Capital, as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(4) Under the terms of the Warrant, the Selling Shareholder may not exercise such Warrant to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of Ordinary Shares which would exceed 4.99% of our then-outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Ordinary Shares to be issued upon exercise of such Warrant which have not been exercised. The number of Ordinary Shares in the second column does not reflect this limitation.

Other Relationships with the Selling Shareholders

Other than our relationship with the Selling Shareholder under the Securities Purchase Agreement as described herein, to our knowledge the Selling Shareholder is not otherwise affiliated with us. Within the past three years, other than the relationship described herein, the Selling Shareholder has not held a position as an officer a director of ours, nor has the Selling Shareholder had any material relationship of any kind with us or any of our affiliates. All information with respect to Ordinary Shares ownership has been furnished by the Selling Shareholder, unless otherwise noted. The Selling Shareholder may offer all or part of the Ordinary Shares represented by ADSs acquired upon exercise of the Warrant for resale from time to time pursuant to this prospectus. The Selling Shareholder does not have any family relationships with our officers, other directors or controlling shareholders.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following describes our issued share capital, summarizes the material provisions of our Articles of Association and highlights certain differences in corporate law in the Cayman Islands and the United States.

General

We were incorporated in April 2006 under the name of Stealth Peptides International Inc as an exempted company incorporated with limited liability under the laws of the Cayman Islands, and we changed our name in June 2015 to Stealth BioTherapeutics Corp. Our affairs are governed by our Articles of Association, the Companies Act and the common law of the Cayman Islands. The objects for which we are established are unrestricted and, pursuant to our Articles of Association, we have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act. The following description of our share capital and provisions of our Articles of Association are summaries and are qualified by reference to the Articles of Association filed as an exhibit to our registration statement of which this prospectus forms a part.

Issued Share Capital

Our authorized share capital is US$480,000 divided into 1,600,000,000 Ordinary Shares. As of May 31, 2022, there were 882,582,802 Ordinary Shares issued and outstanding, which number excludes 2,994,504 Ordinary Shares held as ADSs in a custodial account for settlement of awards under our equity compensation plans, each with a nominal or par value of $0.0003 per share.

Articles of Association

Subject to other provisions in our Articles of Association, our shareholders may by ordinary resolution increase our authorized share capital or by special resolution reduce the share capital and amend our Articles of Association.

General

All of our outstanding Ordinary Shares are fully paid and non-assessable.

Our issued and outstanding Ordinary Shares are not entitled to any preemptive conversion or redemption rights at the sole option of the holder of Ordinary Shares. Our shareholders may freely hold and vote their shares (subject to certain restrictions contained in our Articles of Association, such as the process for validly appointing a proxy).

Our board of directors may provide for other classes of shares, including classes of preferred shares, out of our authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such rights, restrictions, preferences, privileges and payment obligations as determined by our board of directors. If we issue any preferred shares, the rights, preferences and privileges of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares. See “—Variation of Rights of Shares.”

Repurchase Rights

Any repurchase of our own shares by us as may be agreed with the relevant shareholders shall be approved by our board of directors in compliance with the Companies Act and our Articles of Association, and we may make a payment in respect of such repurchase in any manner authorized by the Companies Act and our Articles of Association, including out of our capital. A payment out of capital by a Cayman Islands company is not lawful unless immediately following the date on which the payment out of capital is proposed to be made the company shall be able to pay its debts as they fall due in the ordinary course of business. Only shares that are fully paid may be repurchased, and there must be at least one share remaining in issue following the repurchase.

Voting Rights

Voting at any meeting of shareholders is by a poll. Each ordinary share is entitled to one vote.

A quorum required for a meeting of shareholders consists of at least one or more of shareholders present in person or by proxy and entitled to vote representing the holders of at least a majority of all of our issued voting share capital. Shareholders’ meetings are held annually and may otherwise be convened by our board of directors on its own initiative, with at least 10 days advance notice to the shareholders. Shareholders’ meetings shall also be convened on the requisition in writing of any shareholder or shareholders holding at least a majority of the issued voting share capital, subject to certain procedural requirements. Advance notice of at least 21 days is required for convening extraordinary general meetings.

Any ordinary resolution to be made by our shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast in person or by proxy at a meeting of our shareholders. A special resolution requires the affirmative vote of not less than two-thirds of the votes cast in person or by proxy at a meeting of our shareholders. A special resolution is required for certain matters specified in the Companies Act as requiring approval by special resolution, including, without limitation, amending our Articles of Association, reducing our authorized share capital, changing our name, and appointing a voluntary liquidator.

An ordinary resolution or a special resolution may also be adopted by way of unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Dividends

With the exception of section 34 of the Companies Act, there are no statutory provisions relating to the payment of dividends in the Cayman Islands. Based upon English case law, which is regarded as persuasive in the Cayman Islands, dividends may be paid only out of profits. Section 34 of the Companies Act permits, subject to a solvency test and the provisions, if any, of the company’s memorandum and articles of association, the payment of dividends and distributions out of the share premium account.

Any dividends will be paid to the custodian of the ADSs being issued in the exercise of the Warrant and shall be subject to further distribution to you as a beneficial owner of the underlying Ordinary Shares by the custodian. See “Description of American Depositary Shares-Dividends and Other Distributions.”

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis.

Transfer of Shares

Subject to the restrictions of our Articles of Association and the Nasdaq Listing Rules or any relevant securities law, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form prescribed by Nasdaq or any other form approved by our board of directors.

Subject to the Nasdaq Listing Rules and any rights or restrictions for time being attached to any share, our board of directors may in their absolute discretion decline to register any transfer of shares.

Subject to our Articles of Association and the Nasdaq Listing Rules and any rights or restrictions for time being attached to any share, the registration of transfers of shares may be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine.

Variation of Rights of Shares

The rights attached to any class of shares may, subject to any rights or restrictions attached to any class, be materially adversely varied or abrogated only with written consent of the holders of not less than two-thirds of the issued shares of the relevant class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class by a majority of two-thirds of the votes cast at such a meeting.

The rights conferred upon the shareholders of any class (including, without limitation and for the avoidance of doubt, the Ordinary Shares) shall not, subject to any rights or restrictions attached to the shares of that class, be deemed to be materially adversely varied or abrogated by, among other things, the creation, allotment or issuance of further shares ranking pari passu with or subsequent to such class or the redemption or purchase of any shares of any class by us.

Inspection of Books and Records

Holders of our Ordinary Shares have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records other than our Articles of Association.

Borrowing Power

Our board of directors may exercise all powers to borrow money and to mortgage or charge our undertaking, property and uncalled capital, to provide for a security interest to be taken in such undertaking, property or uncalled capital, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of us or of any third party.

Share Options

As of March 31, 2022, options to purchase 76,425,695 Ordinary Shares at a weighted-average exercise price of $0.42 per share were outstanding, of which options to purchase 37,510,500 Ordinary Shares were exercisable, at a weighted-average exercise price of $0.65 per share. The options lapse after ten years from the date of grant.

Warrants

In June 2017, we issued a warrant to Hercules Capital, Inc., which is exercisable for 500,000 Ordinary Shares at an exercise price of $1.00 per share. The warrant expires in June 2027.

In October 2020, we issued a warrant to Morningside Venture (I) Investments Limited, which is exercisable for 46,153,846 Ordinary Shares at an exercise price of $0.13 per share. The warrant expires in October 2023.

In February 2021, we issued a warrant to Morningside Venture (I) Investments Limited, which is exercisable for 18,750,000 Ordinary Shares at an exercise price of $0.16 per share. The warrant expires in February 2024.

In May 2021, we issued a warrant to Morningside Venture (I) Investments Limited, which is exercisable for 18,461,538 Ordinary Shares at an exercise price of $0.13 per share. The warrant expires in May 2024.

In September 2021, we issued warrants to Morningside Venture (I) Investments Limited, which are exercisable for 10,714,286 Ordinary Shares and 12,857,143 Ordinary Shares at an exercise price of $0.14 per share. The warrant expires in September 2024.

In September 2021, we issued warrants to Horizon Technology Finance Corporation and Powerscourt Investments XXV, LP, which are exercisable for 13,636,364 Ordinary Shares at an exercise price of $0.11 per share and expire in September 2031.

In October 2021, we issued a warrant to Morningside Venture (I) Investments Limited, which is exercisable for 13,636,364 Ordinary Shares at an exercise price of $0.11 per share. The warrant expires in October 2024.

In December 2021, we issued a warrant to Morningside Venture (I) Investments Limited, which is exercisable for 41,250,000 Ordinary Shares at an exercise price of $0.08 per share. The warrant expires in December 2024.

In April 2022, we issued (i) a warrant to Morningside Venture (I) Investments Limited, to purchase up to  63,169,980 Ordinary Shares at an exercise price of $0.05224 per share and expires in October 2027 and (ii) a warrant to the Selling Shareholder to purchase up to 44,217,588 Ordinary Shares in the form of 3,684,799 ADSs at an exercise price of $0.6269 per ADS and expires in October 2027.

Differences in Corporate Law

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Memorandum and Articles of Association

Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, directors of Cayman Islands companies owe fiduciary duties to the company which include, amongst other things, a duty to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Five core duties are:

▪ a duty to act in good faith in what the directors bona fide consider to be the best interests of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies);

▪ a duty not to personally profit from opportunities that arise from the office of director (unless the company permits him to do so);

▪ a duty of trusteeship of the company’s assets;

▪ a duty to avoid conflicts of interest; and

▪ a duty to exercise powers for the purpose for which such powers were conferred.

A director of a Cayman Islands company also owes the company a duty to act with skill, care and diligence. A director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience.

Limitations on Personal Liability of Directors

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director.

Such provision cannot limit liability for breach of loyalty, acts or omissions not in good faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

The Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

Indemnification of Directors, Officers, Agents, and Others

A corporation has the power to indemnify any director, officer, employee or agent of the corporation who was, is or is threatened to be made a party who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands Court to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty or willful default.

Interested Directors

Under Delaware law, a transaction in which a director who has an interest is not void or voidable solely because such interested director is present at or participates in the meeting that authorizes the transaction if: (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders; or (iii) the transaction is

Under our Articles of Association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his interest; provided that, in exercising any such vote, such director’s duties remain as described above.

fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

As a matter of Cayman Islands law, certain matters must be approved by special resolution of the shareholders, including amending or adopting memorandum or articles of association of a Cayman Islands company, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation, voluntary winding up of the company or the recalling of the liquidation of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting. Our Articles of Association does not provide for a higher threshold.

The Companies Act defines “special resolutions” only. A company’s articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions. Our Articles of Association provide that an ordinary resolution is a resolution (i) passed by a simple majority of such shareholders as, being entitled to do so, vote in person (or, where proxies are allowed, by proxy) at a general meeting and regard shall be had in computing a majority to the number of votes to which each shareholder is entitled or (ii) approved in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders and the effective date of the resolution so adopted shall be the date on which the instrument (or the last of such instruments, if more than one) is executed.

Voting for Directors

Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Our Articles of Association provide that at an annual general meeting where a resolution for the election of directors is proposed in accordance with our Articles of Association, a plurality of the votes cast shall be sufficient to elect a director.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.

No cumulative voting for the election of directors unless so provided in the articles of association.

Our Articles of Association do not provide for cumulative voting on the election of the directors as described above.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	Our Articles of Association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board

Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation or bylaws, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association.

Our Articles of Association provide that a director shall hold office until such time they resign upon the expiry of a full term of three years, if they are removed from office by ordinary resolution of the shareholders or otherwise in accordance with our Articles of Association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of

The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies in the Cayman Islands, referred to as the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that then cease to exist.

Two or more Cayman Islands-registered companies may merge or consolidate. Cayman Islands-registered companies may also merge or consolidate with overseas companies provided that the laws of the capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

foreign jurisdiction permit such merger or consolidation.

A plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. If one of the constituent companies is an overseas company, a declaration from a director of the overseas company is required to confirm that the merger or consolidation is permitted or not prohibited by the constituent overseas company and by the laws of the jurisdiction in which the overseas company is existing, and that those constitutional documents have been or will be complied with.

Shareholder approval is not required where a parent company registered in the Cayman Islands seeks to merge with one or more of its subsidiaries registered in the Cayman Islands and a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise.

Secured creditors must consent to the merger although application can be made to the Cayman Islands Court for such requirement to be waived if such secured creditor does not grant its consent to the merger. Where an overseas company wishes to merge with a Cayman Islands company, consent or approval to the transfer of any security interest granted by the overseas company to the resulting Cayman Islands entity in the transaction is required, unless otherwise released or waived by the secured party. If the merger plan is approved, it is then filed with the Cayman Islands General Registry along with a declaration by a director of each company. The Registrar of Companies will then issue a certificate of merger which shall be prima facie evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation.

The surviving or consolidated entity remains or becomes active while the other company or companies are automatically dissolved. Unless the shares of such shareholder are publicly listed or quoted, dissenting shareholders in a merger or consolidation of this type are entitled to payment of the fair value of their shares if such shareholder provides a written objection before the vote on such merger or consolidation. With respect to shares that are listed or quoted, a shareholder shall have similar rights only if it is required by the terms of the merger or consolidation to accept for such shares property other than: (i) shares (or depositary receipts in respect thereof) in the surviving or consolidated company; (ii) listed or quoted shares (or depositary receipts in respect thereof) of another company; (iii) cash in lieu of any fractions of shares or depositary receipts described at (i) and (ii); or (iv) any combination of shares, depositary receipts or cash described in (i)-(iii).

Cayman Islands companies may also be restructured or amalgamated under supervision of the Cayman Islands Court by way of a court-sanctioned “scheme of arrangement.” A scheme of arrangement is one of several transactional mechanisms available in the Cayman Islands for achieving a restructuring. Others include share capital exchange, merger (as described above), asset acquisition or control, through contractual arrangements, of an operating business. A Cayman Islands

Court scheme of arrangement requires the approval of a majority in number, of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at the meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands Court. While a dissenting shareholder would have the right to express to the Cayman Islands Court its view that the transaction ought not be approved, the Cayman Islands Court can be expected to approve the scheme of arrangement if it is satisfied that:

▪ the classes which are required to approve the scheme of arrangement have been properly constituted, so that the members of such classes are properly represented;

▪ the meetings held by the company in relation to the approval of the scheme of arrangement by such classes have been convened and held in accordance with any directions given by the Cayman Islands Court;

▪ the scheme of arrangement has been properly explained to the shareholders or creditors so that they have been able to exercise an informed vote in respect of the scheme; the scheme of arrangement is one which an intelligent and honest man, who is a member of the relevant class and properly acting, might approve.

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period following the expiration of the said four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Cayman Islands Court but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion. If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Our Articles of Association provide that we may by special resolution resolve to merge or consolidate in accordance with the Companies Act.

Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

The rights of shareholders under Cayman Islands law are not as extensive as those under Delaware law. Class actions are generally not available to shareholders under Cayman Islands laws; historically, there have not been any reported instances of such class actions having been successfully brought before the Cayman Islands Court. In principle, we will normally be the proper plaintiff and a derivative action may be brought by a minority shareholder in only limited circumstances. In this regard, the Cayman Islands Court would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the company’s name to remedy a wrong done to the company where the act complained of cannot be ratified by the shareholders and where control of the company by the wrongdoer results in the company not pursuing a remedy itself. The case law shows that derivative actions have been permitted in respect of acts that are beyond the company’s corporate power, illegal, where the individual rights of the plaintiff shareholder have been infringed or are about to be infringed and acts that are alleged to constitute a “fraud on the minority.” The winning party in such an action generally would be able to recover a portion of attorney’s fees incurred in connection with such action.

Inspection of Corporate Records

Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of the register of members or other corporate records (other than the register of mortgages or charges) of the company. However, these rights may be provided in the company’s articles of association.

Our Articles of Association provide that the holders of our Ordinary Shares will have no general right to inspect or obtain copies of our register of members or our corporate records other than our Articles of Association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s articles of association.

Our Articles of Association provide for extraordinary general meeting to be convened on the requisition in writing of any shareholder(s) entitled to attend and vote at our extraordinary general meetings and to exercise at least a majority of the votes permitted to be exercised at any such meeting subject to certain procedural requirements.

Approval of Corporate Matters by Written Consent

Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.

The Companies Act allows a special resolution to be passed in writing only if signed by all the voting shareholders (if authorized by the articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the articles of association.

Our Articles of Association provide for an extraordinary general meeting to be convened on the requisition in writing of any shareholder(s) entitled to attend and vote at our extraordinary general meetings and to exercise at least a majority of the votes permitted to be exercised at any such meeting subject to certain procedural requirements.

Listing on The Nasdaq Global Market

Our ADSs are listed on The Nasdaq Global Market under the trading symbol “MITO.”

Registrar

Our register of members, or share register, reflects only record owners of our Ordinary Shares. Holders of our ADSs are not treated as one of our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the shares underlying our ADSs. For further discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Description of American Depositary Shares

Citibank, N.A., or Citibank, is acting as the depositary for the ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A.-Hong Kong, located at 9/F, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a report on Form 6-K. You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov). Please refer to File No. 001-38810 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of the material rights of an owner of ADSs. Please note that summaries by their nature lack the precision of the information summarized and the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary that are italicized describe matters that may be relevant to ownership of ADSs but may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, 12 Ordinary Shares that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Ordinary Shares ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Ordinary Shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws of the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the Ordinary Shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Ordinary Shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertified ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the direct registration system or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Ordinary Shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable Ordinary Shares with the beneficial ownership rights and interests in such Ordinary Shares being at all times vested with the beneficial owners of the ADSs representing the Ordinary Shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of Ordinary Shares for the securities on deposit with the custodian, we will deposit the applicable number of Ordinary Shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the Ordinary Shares deposited or modify the ADS-to-Ordinary Shares ratio, in which case each ADS you hold will represent rights and interests in the additional Ordinary Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-Ordinary Shares ratio upon a distribution of Ordinary Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new Ordinary Shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the Ordinary Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional Ordinary Shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Ordinary Shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

▪	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

▪	we fail to deliver satisfactory documents to the depositary; or

▪	it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Ordinary Shares or rights to purchase additional Ordinary Shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

▪	we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

▪	we do not deliver satisfactory documents to the depositary; or

▪	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The Ordinary Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Ordinary Shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Ordinary Shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Ordinary Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon completion of the exercise of the Warrant, the Ordinary Shares being offered pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the placement agent for delivery to the investors exercising the Warrants.

After the exercise of Warrant, the depositary will deliver ADSs on your behalf if you or your broker deposit Ordinary Shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Ordinary Shares to the custodian and provide such documentation as may be required pursuant to the deposit agreement. Your ability to deposit Ordinary Shares and receive ADSs may be limited by the legal considerations in the United States and Cayman Islands applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the Ordinary Shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of Ordinary Shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

▪	the Ordinary Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

▪	all preemptive (and similar) rights, if any, with respect to such Ordinary Shares have been validly waived or exercised;

▪	you are duly authorized to deposit the Ordinary Shares;

▪

the Ordinary Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement);

▪	the Ordinary Shares presented for deposit have not been stripped of any rights or entitlements; and

▪	the deposit of the Ordinary Shares does not violate any applicable provisions of the Cayman Islands.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

▪	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

▪	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

▪	provide any transfer stamps required by the State of New York or the United States; and

▪	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying Ordinary Shares at the custodian’s offices. Your ability to withdraw the Ordinary Shares held in respect of the ADSs may be limited by the legal considerations in the United States and Cayman Islands applicable at the time of withdrawal. In order to withdraw the Ordinary Shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Ordinary Shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Ordinary Shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

▪

temporary delays that may arise because (i) the transfer books for the Ordinary Shares or ADSs are closed, or (ii) Ordinary Shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

▪	obligations to pay fees, taxes and similar charges;

▪	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit; and/or

▪	other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the Ordinary Shares represented by your ADSs. The voting rights of holders of Ordinary Shares are described in “Description of Share Capital and Articles of Association-Articles of Association” in this prospectus.

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to receive such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:

▪	The depositary will vote (or cause the custodian to vote) the Ordinary Shares held on deposit in accordance with the voting instructions received from the holders of ADSs.
▪

Holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the Ordinary Shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of Ordinary Shares may be adversely affected.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

SERVICE	FEE

Issuance of ADSs (e.g., an issuance of ADS upon a deposit of Ordinary Shares or upon a change in the ADS(s)-to-Ordinary Shares ratio), excluding ADS issuances as a result of distributions of Ordinary Shares

Up to $5.00 per 100 ADSs (or fraction thereof) issued

Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property or upon a change in the ADS(s)-to-Ordinary Shares ratio)	Up to $5.00 per 100 ADSs (or fraction thereof) cancelled

Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to $5.00 per 100 ADSs (or fraction thereof) held

Distribution of ADSs pursuant to (i) share dividends or other free share distributions, or (ii) exercise of rights to purchase additional ADSs	Up to $5.00 per 100 ADSs (or fraction thereof) held

Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to $5.00 per 100 ADSs (or fraction thereof) held

ADS Services	Up to $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the depositary

As an ADS holder you will also be responsible to pay certain charges such as:

▪	taxes (including applicable interest and penalties) and other governmental charges;

▪

the registration fees as may from time to time be in effect for the registration of Ordinary Shares on the share register and applicable to transfers of Ordinary Shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

▪	certain cable, telex and facsimile transmission and delivery expenses;

▪	the expenses and charges incurred by the depositary in the conversion of foreign currency;

▪	the fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Ordinary Shares, ADSs and ADRs; and

▪	the fees and expenses incurred by the depositary, the custodian or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and

(ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Ordinary Shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the Ordinary Shares represented by ADSs and to direct the depositary of such Ordinary Shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

▪	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
▪

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and without negligence and in accordance with the terms of the deposit agreement.

▪

The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Ordinary Shares, for the validity or worth of the Ordinary Shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

▪	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

▪

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

▪

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

▪

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

▪

We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Ordinary Shares but is not, under the terms of the deposit agreement, made available to you.

▪	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

▪	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

▪	No disclaimer of any Securities Act or Exchange Act liability is intended by any provision of the deposit agreement, in each case to the extent established under applicable U.S. laws.

Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.

Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs; to deliver, transfer, split and combine ADRs; or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

▪	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

▪	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

▪	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Ordinary Shares (including Ordinary Shares represented by ADSs) is governed by the laws of the Cayman Islands.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE YOUR RIGHT TO TRIAL BY JURY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

PLAN OF DISTRIBUTION

The Ordinary Shares represented by ADSs issuable upon exercise of the Warrant are being registered to permit the resale of such Ordinary Shares represented by ADSs by the Selling Shareholder from time to time after the date of this prospectus. There can be no assurance that the Selling Shareholder will sell any or all of the Ordinary Shares represented by ADSs registered hereby. We will not receive any of the proceeds from the sale of the Ordinary Shares represented by ADSs by the Selling Shareholder. However, we will receive cash proceeds equal to the exercise price paid upon exercise of the Warrant for cash.

The Selling Shareholder may sell all or a portion of the Ordinary Shares represented by ADSs offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on any national securities exchange or over-the-counter market on which the ADSs may be listed or quoted at the time of sale;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;
•	in “at the market” offerings to or through market makers into an existing market for ADSs;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	in transactions otherwise than on such exchanges or in the over-the-counter market;
•	through a combination of any such methods; or
•	through any other method permitted under applicable law.

The selling shareholder may also sell securities in offshore transactions or in open market transactions under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus, provided that it meets the criteria and conforms to the requirements of those provisions.

We are required to pay certain fees and expenses incurred by us incident to the registration of the the Ordinary Shares represented by ADSs. We have agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

In effecting sales, brokers-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate. If the Selling Shareholder effects such transactions by selling Ordinary Shares represented by ADSs to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of Ordinary Shares represented by ADSs for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

The Selling Shareholder and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any Selling Shareholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

In order to comply with the securities laws of some states, Ordinary Shares represented by ADSs sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, Ordinary Shares represented by ADSs may not be sold unless the Ordinary Shares represented by ADSs have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us, to indemnification by us and the Selling Shareholder against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We agreed to keep the registration statement of which this prospectus forms a part effective at all times until the Selling Shareholder no longer owns the Warrant or any Ordinary Shares represented by ADSs issued upon exercise of the Warrant or the Ordinary Shares represented by ADSs issued upon exercise of the Warrant are subject to resale, assuming cashless exercise, by the Selling Shareholder pursuant to Rule 144 without volume or manner-of-sale restrictions.

The ADSs are listed on the Nasdaq Global Market under the symbol “MITO”.

EXPENSES

The following are the estimated expenses of this offering payable by us with respect to the                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                 Ordinary Shares represented by ADSs issuable upon exercise of the Warrant. With the exception of the SEC registration fee and FINRA filing fee, all amounts are estimates and may change:

AMOUNT
SEC registration fee	$70.71
Accountants’ fees and expenses	20,000
Legal fees and expenses	50,000
Transfer agent’s fees and expenses	185,000
Printing and engraving expenses	3,000
Miscellaneous	5,000
Total expenses	$263,070.71

LEGAL MATTERS

Legal matters with respect to U.S. federal and New York state law will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York. Certain legal matters with respect to Cayman Islands law in connection with the validity of the Ordinary Shares represented by ADSs in respect of which this prospectus is being delivered and other legal matters will be passed upon for us by Walkers, George Town, Cayman Islands.

EXPERTS

The financial statements, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the Company’s ability to continue as a going concern. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The registered business address of Deloitte & Touche LLP is 200 Berkeley Street, Boston, Massachusetts 02116.

ENFORCEMENT OF CIVIL LIABILITIES

Our agent for service of process in the United States is Stealth Delaware, and the executive offices of Stealth Delaware are located at 140 Kendrick Street, Needham, MA 02494, and the telephone number there is (617) 600-6888.

We are incorporated under the laws of the Cayman Islands. We have been advised that there is some doubt as to the enforceability in the Cayman Islands, in original actions or in actions for enforcement of judgments of the U.S. courts, of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States, or elsewhere may be unenforceable in the Cayman Islands. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the Cayman Islands will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the Cayman Islands do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

We have been advised by our Cayman Islands legal counsel that the Cayman Islands Court is unlikely (i) to recognize or enforce against us judgments of the courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In certain circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the Cayman Islands Court will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits and based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty , inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). The Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act with respect to underlying Ordinary Shares represented by the ADSs, to be sold in this offering. A related registration statement on F-6 has been filed with the SEC to register the ADSs. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement and its exhibits and schedules for further information with respect to us and our ADSs.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC and the filings incorporated by reference in this prospectus are also available on our website at www.stealthbt.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and other communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus much of the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (File No. 001-38810).

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on April 7, 2022;

•

Item 7.B, “Related Party Transactions,” from our Annual Report on Form 20-F for the fiscal years ended December 31, 2020 and December 31, 2019, filed with the SEC on April 6, 2021 and April 1, 2020, respectively;

•	Our Reports of Foreign Private Issuer on Form 6-K, filed with the SEC on January 7, 2022, February 14, 2022, March 18, 2022, April 11, 2022 and May 18, 2022; and

•

The description of our Ordinary Shares and ADSs contained in our registration statement on Form 8-A, filed with the SEC under the Exchange Act on February 12, 2019, as the description therein has been updated and superseded by the description of our Ordinary Shares or ADSs contained in Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, as filed with the SEC on April 7, 2022, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

c/o Stealth BioTherapeutics Inc.

140 Kendrick Street

Needham, MA 02494

 (617) 600-6888

You also may access these filings on our website at www.stealthbt.com. Our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus.

Up to 3,684,799 American Depositary Shares

Representing 44,217,588 Ordinary Shares

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Every director and officer is indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer in or about the conduct of the Company’s affairs or in the execution of such director or officer’s duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether Cayman Islands or elsewhere.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding Ordinary Shares, preferred shares, share options, and warrants to purchase shares issued by us within the past three years that were not registered under the Securities Act. Also included is the consideration received by us for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. All of the securities described below are deemed restricted securities for purposes of the Securities Act.

Except as otherwise indicated herein or as the context otherwise requires, references below to “Stealth,” “the Company,” “we,” “us” and “our” refer to Stealth BioTherapeutics Corp and its consolidated subsidiaries, or any one or more of them as the context may require.

Since June 3, 2019, we have issued the following unregistered securities:

(a) Warrant Issuances

In October 2020, in connection with our entry into a development funding agreement, we issued a warrant to purchase 46,153,846 Ordinary Shares to Morningside Venture (I) Investments Limited at an exercise price of $0.13 per share.

In February 2021, we issued a warrant to Morningside Venture (I) Investments Limited, which is exercisable for 18,750,000 Ordinary Shares at an exercise price of $0.16 per share. The warrant expires in February 2024.

In May 2021, we issued a warrant to Morningside Venture (I) Investments Limited, which is exercisable for 18,461,538 Ordinary Shares at an exercise price of $0.13 per share. The warrant expires in May 2024.

In September 2021, we issued warrants to Morningside Venture (I) Investments Limited, which are exercisable for 10,714,286 Ordinary Shares and 12,857,143 Ordinary Shares at an exercise price of $0.14 per share. The warrant expires in September 2024.

In September 2021, we issued warrants to Horizon Technology Finance Corporation and Powerscourt Investments XXV, LP, which are exercisable for 13,636,364 Ordinary Shares at an exercise price of $0.11 per share. The warrants expire in September 2031.

In October 2021, we issued a warrant to Morningside Venture (I) Investments Limited, which is exercisable for 13,636,364 Ordinary Shares at an exercise price of $0.11 per share. The warrant expires in October 2024.

In December 2021, we issued a warrant to Morningside Venture (I) Investments Limited, which is exercisable for 41,250,000 Ordinary Shares at an exercise price of $0.08 per share. The warrant expires in December 2024.

In April 2022, we issued (i) a warrant to Morningside Venture (I) Investments Limited, which is exercisable for 63,169,980 Ordinary Shares at an exercise price of $0.05224 per share and expires in October 2027 and (ii) a warrant to the Selling Shareholder which is exercisable for 44,217,588 Ordinary Shares in the form of 3,684,799 ADSs at an exercise price of $0.6269 per ADS and expires in October 2027.

No underwriters were involved in the issuance of these warrants. The issuance of the warrant described in this paragraph (b) of Item 7 were issued in reliance upon the exemption from the registration requirements of the Securities Act provided under Regulation D promulgated under the Securities Act, or pursuant to Section 4(a)(2) under the Securities Act, relating to transactions by an issuer not involving any public offering. The recipient of the security in the transaction described above represented that it was an accredited investor and was acquiring the security for its own account for investment purposes only and not with a view to the public resale or distribution thereof and that it could bear the risks of the investment and could hold the security for an indefinite period of time, and appropriate legends were affixed to the instrument representing the security issued in such transaction.

(b) Ordinary Share Issuance

In October 2019, in connection with our entry into an option agreement, we issued 16,304,347 Ordinary Shares for an aggregate amount of $15.0 million, pursuant to a Share Purchase Agreement.

In April 2020, we issued 152,858,460 Ordinary Shares to MVIL for an aggregate purchase price of $20.0 million, pursuant to a share purchase agreement.

In June 2020, in connection with our entry into an equity agreement we issued a total of 2,203,812 shares to Lincoln Park Capital, LLC for no consideration. In July and August 2020, we issued a total of 4,680,000 Ordinary Shares to Lincoln Park under the equity agreement for an aggregate purchase price of $0.7 million. Between April and November 2021, we issued a total of 41,094,552 Ordinary Shares to Lincoln Park under the equity agreement for an aggregate purchase price of $4.6 million.

In April 2022, we issued 95,712,096 Ordinary Shares to MVIL for an aggregate purchase price of $5.0 million, pursuant to a share purchase agreement.

No underwriters were involved in the issuance of these Ordinary Shares. The issuance of the Ordinary Shares described in this paragraph (c) of Item 7 were issued to an investor in reliance upon the exemption from the registration requirements of the Securities Act provided under Regulation D promulgated under the Securities Act, or pursuant to Section 4(a)(2) under the Securities Act, relating to transactions by an issuer not involving any public offering. Each recipient of the securities in the transactions described above represented that it was an accredited investor and was acquiring the security for its own account for investment purposes only and not with a view to the public resale or distribution thereof and that it could bear the risks of the investment and could hold the security for an indefinite period of time.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b) Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements;

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that:
(i)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to our Annual Report on Form 20-F (File No. 001-38810), filed on April 1, 2020)

4.1

Deposit Agreement among Registrant, Citibank, N.A., as depositary, and all Owners and Holders of ADSs issued thereunder (incorporated by reference to Exhibit 99.3 of our Report on Form 6-K (File No. 001-38810), filed on March 5, 2019)

4.2	Form of American Depositary Receipt (included in Exhibit 4.1)

4.3

Warrant Agreement, dated June 30, 2017, by and between the Company and Hercules Capital Inc., as amended and restated on June 7, 2018 (incorporated by reference to Exhibit 4.3 of our Registration Statement on Form F-1 (File No. 333-229097), filed on December 28, 2018)

4.4

Ordinary Share Purchase Agreement dated as of October 10, 2019, by and between the Company and Alexion Pharmaceuticals, Inc. (incorporated by reference to Exhibit 99.2 of our Report on Form 6-K (File No. 001-38810), filed on October 10, 2019)

4.5

Ordinary Share Purchase Warrant, dated October 30, 2020, between the Company and Morningside Venture (I) Investments Limited (filed as Exhibit 10.2 of our Report on Form 6-K (File No. 001-38810), filed November 4, 2020)

4.6

Form of Ordinary Share Purchase Warrant, dated April 13, 2021, between the Company and Morningside Venture (I) Investments Limited (filed as Exhibit 4.2 of our Report on Form 6-K (File No. 001-38810), filed April 11, 2022)

4.7

Form of Warrant for Ordinary Shares Represented by ADSs, dated April 13, 2021, between the Company and the purchaser (filed as Exhibit 4.2 of our Report on Form 6-K (File No. 001-38810), filed April 11, 2022

5.1	Opinion of Walkers

10.1	2006 Share Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form F-1 (File No. 333-229097), filed on December 28, 2018)

10.2

Form of Incentive Option Agreement under 2006 Share Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (File No. 333-229097), filed on December 28, 2018)

10.3

Form of Nonstatutory Option Agreement under 2006 Share Incentive Plan, as amended (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 (File No. 333-229097), filed on December 28, 2018)

10.4	2019 Share Incentive Plan, as amended (incorporated by reference to Exhibit 4.5 to our Annual Report on Form 20-F (File No. 001-38810), filed on April 1, 2020)

10.5

Form of Share Option Agreement under 2019 Share Incentive Plan (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to our Registration Statement on Form F-1 (File No. 333-229097), filed on January 30, 2019)

10.6

Form of Restricted Share Agreement under 2019 Share Incentive Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to our Registration Statement on Form F-1 (File No. 333-229097), filed on January 30, 2019)

10.7

Form of Director and Officer Indemnification Agreement by and between the Registrant and each of its officers and directors (incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 (File No. 333-229097), filed on December 28, 2018)

10.8†

Exclusive License Agreement, dated April 20, 2006, among the Company, Cornell Research Foundation, Inc. and Institut de recherches cliniques de Montréal, as amended by First Amendment to Exclusive License Agreement dated October 7, 2010 (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 (File No. 333-229097), filed on December 28, 2018)

10.9†

Exclusive License Agreement, dated November 22, 2010, between the Company and Cornell University
(incorporated by reference to Exhibit 10.9 of our Registration Statement on Form F-1 (File No. 333-229097), filed on December 28, 2018)

10.10†

Exclusive License Agreement, dated November 3, 2011, by and between the Company and Cornell University (incorporated by reference to Exhibit 10.10 of our Registration Statement on Form F-1 (File No. 333-229097), filed on December 28, 2018)

10.11†

Exclusive License Agreement, dated December 27, 2012, by and between the Company and Cornell University (incorporated by reference to Exhibit 10.11 of our Registration Statement on Form F-1 (File No. 333-229097), filed on December 28, 2018)

10.12†

Exclusive License Agreement, dated August 12, 2013, by and between the Company and Cornell University (incorporated by reference to Exhibit 10.12 of our Registration Statement on Form F-1 (File No. 333-229097), filed on December 28, 2018)

10.13

Loan and Security Agreement, dated June 30, 2017, by and between the Company and Hercules Capital Inc., as amended on March 12, 2018, July 26, 2018 and October 10, 2018 (incorporated by reference to Exhibit 10.15 of our Registration Statement on Form F-1 (File No. 333-229097), filed on December 28, 2018)

10.14

Fourth Amendment to Loan and Security Agreement dated as of March 29, 2019, by and between Hercules Capital Inc. and the Company (incorporated by reference to Exhibit 4.19 to our Annual Report on Form 20-F (File No. 001-38810), filed on April 4, 2019)

10.15

Fifth Amendment to Loan and Security Agreement dated as of July 28, 2020, by and between Hercules Capital Inc. and the Company (incorporated by reference to Exhibit 10.1 to our Report on Form 6-K (File No. 001-38810), filed on August 7, 2020)

10.16	2019 Employee Share Purchase Plan (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to our Registration Statement on Form F-1 (File No. 333-229097), filed on January 30, 2019)

10.17	2020 ADS Incentive Plan (incorporated by reference to Exhibit 4.20 to our Annual Report on Form 20-F (File No. 001-38810), filed on April 1, 2020)

10.18	Form of Restricted ADS Unit Award Agreement under 2020 ADS Incentive Plan (incorporated by reference to Exhibit 4.21 to our Annual Report on Form 20-F (File No. 001-38810), filed on April 1, 2020)

10.19

Purchase Agreement, between the Company and Lincoln Park Capital Fund, LLC, dated June 2, 2020 (incorporated by reference to Exhibit 1.1 of our Report on Form 6-K (File No. 001-38810), filed June 3, 2020)

10.20

Registration Rights Agreement, dated June 2, 2020, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 1.2 our Report on Form 6-K (File No. 001-38810), filed on June 6, 2020)

10.21

At the Market Offering Agreement, dated August 6, 2020, between the Company and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.1 of our Report on Form 6-K (File No. 001-38810), filed August 7, 2020)

10.22

Development Funding Agreement, dated October 30, 2020, between the Company and Morningside Venture (I) Investments Limited (incorporated by reference to Exhibit 10.1 of our Report on Form 6-K (File No. 001-38810), filed November 4, 2020)

10.23

Sixth Amendment to Loan and Security Agreement dated as of April 29, 2021, by and between Hercules Capital Inc and the Company (incorporated by reference to Exhibit 10.1 of our Report on Form 6-K (File No. 001-38810), filed April 30, 2021)

10.24

Amendment to Development Funding Agreement dated as of May 17, 2021, by and between the Company and Morningside Venture (I) Investments Limited (incorporated by reference to Exhibit 10.1 of our Report on Form 6-K (File No. 001-38810), filed May 18, 2021)

10.25	Form of Warrant issued pursuant to Development Funding Agreement (incorporated by reference to Exhibit 10.1 of our Report on Form 6-K (File No. 001-38810), filed August 5, 2021)

10.26

Venture Loan and Security Agreement, dated September 30, 2021 (incorporated by reference to Exhibit 10.1 of our Report on Form 6-K (File No. 001-38810), filed with the Securities and

Exchange Commission on October 4, 2021)

10.27

Ordinary Share Purchase Warrant issued pursuant to Venture Loan and Security Agreement, dated September 30, 2021 (incorporated by reference to Exhibit 10.2 of our Report on Form 6-K (File No. 001-38810), filed with the Securities and Exchange Commission on October 4, 2021)

10.28

Ordinary Share Purchase Warrant issued pursuant to Venture Loan and Security Agreement, dated September 30, 2021 (incorporated by reference to Exhibit 10.3 of our Report on Form 6-K (File No. 001-38810), filed with the Securities and Exchange Commission on October 4, 2021)

10.29

Ordinary Share Purchase Warrant issued pursuant to Venture Loan and Security Agreement, dated September 30, 2021 (incorporated by reference to Exhibit 10.4 of our Report on Form 6-K (File No. 001-38810), filed with the Securities and Exchange Commission on October 4, 2021)

10.30

Ordinary Share Purchase Warrant issued pursuant to Venture Loan and Security Agreement, dated September 30, 2021 (incorporated by reference to Exhibit 10.5 of our Report on Form 6-K (File No. 001-38810), filed with the Securities and Exchange Commission on October 4, 2021)

10.31

Ordinary Share Purchase Warrant issued pursuant to Venture Loan and Security Agreement, dated September 30, 2021 (incorporated by reference to Exhibit 10.6 of our Report on Form 6-K (File No. 001-38810), filed with the Securities and Exchange Commission on October 4, 2021)

10.32

Securities Purchase Agreement, dated April 10, 2022, by and between the Company and the Purchaser Exhibit 10.1 of our Report on Form 6-K (File No. 001-38810), filed with the Securities and Exchange Commission on October 4, 2021)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 to our Annual Report on Form 20-F (File No. 001-38810), filed on April 7, 2022)

23.1	Consent of Deloitte & Touche, LLP, independent registered public accounting firm

23.2	Consent of Walkers (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

†	Confidential treatment granted as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Massachusetts on this 3rd day of June, 2022.

STEALTH BIOTHERAPEUTICS CORP

By:	/s/ Irene P. McCarthy
Irene P. McCarthy
Chief Executive Officer

We, the undersigned officers and directors of Stealth BioTherapeutics Corp, hereby severally constitute and appoint Irene P. McCarthy and Henry Hess, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irene P. McCarthy
Irene P. McCarthy	Chief Executive Officer and Director (principal executive officer, principal financial officer and principal accounting officer)	June 3, 2022

/s/ Francis W. Chen Francis W. Chen, Ph.D.	Director	June 3, 2022

/s/ Gerald L. Chan Gerald L. Chan, Sc.D.	Director	June 3, 2022

/s/ Kevin F. McLaughlin Kevin F. McLaughlin	Director	June 3, 2022

/s/ Louis Lange Louis Lange, M.D., Ph.D.	Director	June 3, 2022

/s/ Edward P. Owens Edward P. Owens	Director	June 3, 2022

/s/ Eve Slater Eve Slater, M.D.	Director	June 3, 2022

Stealth BioTherapeutics, Inc. Authorized Representative in the United States

By:	/s/ Irene P. McCarthy
Name:	Irene P. McCarthy
Title:	Chief Executive Officer